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Hunstman Packaging Corporation
February 25, 1998
Page 1


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                               TEL: (212) 735-3000
                               FAX: (212) 735-2000



                                                     February 25, 1998




Huntsman Packaging Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

Ladies and Gentlemen:

         In connection with the filing by Huntsman Packaging Corporation, a Utah corporation (the "Company"), and certain of the Company subsidiaries of the Registration Statement on Form S-4 (File Nos. 333-40067 and 333-40067-01 through 333-40067-07) (the "Registration Statement") with the Securities and Exchange Commission, you have requested our opinion concerning certain federal income tax considerations to persons who accept the exchange offer described therein (the "Exchange Offer").

         The facts, as we understand them, and upon which we rely in rendering our opinion expressed herein, are set forth in the Registration Statement. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, in each case, in effect on the date hereof.

         Based upon and subject to (i) the accuracy of the facts as stated in the Registration Statement and (ii) the Exchange Offer being consummated in the manner described in the Registration Statement, the information in the prospectus



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Hunstman Packaging Corporation
February 25, 1998
Page 2

included in the Registration Statement under the heading "Certain United States Federal Income Tax Considerations," while not purporting to discuss all possible federal income tax consequences to holders whose Old Notes (as defined in the prospectus) are tendered and accepted in the Exchange Offer, expresses our opinion as to the material federal income tax consequences applicable to such holders. There can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

         This opinion is being furnished in connection with the Registration Statement and may not be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the caption "Certain United States Federal Income Tax Consequences" in the Exchange Offer and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission thereunder.


                                            Very truly yours,

                                            /s/      SKADDEN, ARPS, SLATE,
                                                     MEAGHER & FLOM LLP